EXHIBIT 99.3
Vital Energy, Inc.
Unaudited pro forma condensed combined financial information

On February 2, 2024, Vital Energy, Inc., a Delaware corporation (“Vital” or the “Company”), as buyer, signed and closed a purchase and sale agreement (the "PEP Purchase Agreement") with PEP Henry Production Partners LP, PEP HPP Jubilee SPV LP, PEP PEOF Dropkick SPV, LLC, PEP HPP Dropkick SPV LP, and HPP Acorn SPV LP, (collectively, the "PEP Properties Sellers"), which represents the purchase of additional working interest in properties associated with the Henry Acquisition, as defined below (the "PEP Acquisition"). The purchase will increase Vital's working interest in 67 wells by an average of 63%. Total consideration payable to the PEP Properties Seller is $78.4 million at February 2, 2024, consisting of 878,690 shares of Vital's common stock and 980,272 shares of Vital's Preferred Stock, both after closing adjustments and subject to post-closing adjustments. No liabilities, other than the recording of associated asset retirement obligations, will be assumed. The Company entered into the PEP Purchase Agreement as a result of the PEP Companies Seller's exercise of its tag rights triggered by the execution of the Henry Acquisition on September 13, 2023.
The PEP Acquisition has been assumed to be an asset acquisition for purposes of these unaudited pro forma condensed combined financial statements under ASC 805. The fair value of the consideration paid by Vital and the allocation of that amount to the underlying assets acquired is recorded on a relative fair value basis. Additionally, costs directly related to the PEP Acquisition are capitalized as a component of the purchase price. The unaudited pro forma condensed combined financial statements presented herein have been prepared to reflect the transaction accounting adjustments to Vital’s historical condensed consolidated financial information in order to account for the PEP Acquisition.
Previously Completed Acquisitions

Vital recently completed the following acquisitions, which will collectively be referred to as the "Previous Acquisitions":
•Grey Rock Acquisition: As previously disclosed in its Current Report on Form 8-K/A filed on December 22, 2023 with the SEC, on December 21, 2023, Vital completed the purchase of additional working interest in certain properties associated with the Henry Acquisition from Granite Ridge Holdings LLC, GREP IV-A Permian LLC, and GREP IV-B LLC, who exercised tag rights triggered by the execution of the Henry Purchase Agreement on September 13, 2023. Vital’s working interest in 45 wells by an average of 24%. Aggregate consideration was $62.9 million, comprised of 0.63 million shares of Vital's common stock and 0.85 million shares of Vital's Preferred Stock, both subject to closing and post-closing adjustments.
•Tall City Acquisition: As previously disclosed in its Current Report on Form 8-K filed on November 6, 2023 with the SEC, on November 6, 2023, Vital completed the acquisition of certain oil and natural gas properties located in the Delaware Basin from Tall City Property Holdings III LLC and Tall City Operations III LLC. Total consideration paid was $350.3 million, after closing adjustments, subject to post-closing adjustments, consisting of $279.5 million in cash and 1.40 million shares of common stock of Vital, both after closing adjustments, subject to post-closing adjustments. In addition, Vital assumed suspended revenue obligations of $32.7 million and asset retirement obligations of $2.7 million, both based upon estimated fair value as of November 6, 2023.
•Henry Acquisition: As previously disclosed in its Current Report on Form 8-K filed on November 6, 2023 with the SEC, on November 5, 2023, Vital completed the acquisition of approximately 93.0% of the working interests in certain oil and natural gas properties located in Midland and Delaware basins from Henry Energy LP, Henry Resources LLC and Moriah Henry Partners LLC (the "Henry Acquisition"). Aggregate consideration of $432.9 million consisted of 2.15 million shares of Vital's common stock of Vital 6.13 million shares of Vital's Preferred Stock, both after closing adjustments, subject to post-closing adjustments. In addition, Vital assumed drilling advance liabilities of $6.7 million, revenues in suspense of $24.4 million and asset retirement obligations of $1.5 million, all based upon estimated fair value as of November 5, 2023.
•Maple Acquisition: As previously disclosed in its Current Report on Form 8-K filed on November 6, 2023 with the SEC, on October 31, 2023, Vital completed the acquisition of certain oil and natural gas properties from Maple Energy Holdings, LLC . Total consideration paid was $168.7 million, after closing adjustments, subject to post-closing adjustments, consisting of 3.37 million shares of common stock of Vital. In addition, Vital assumed suspended revenue obligations of $3.3 million and asset retirement obligations of $1.9 million, both based upon estimated fair value as of October 31, 2023.
•Forge Acquisition: As previously disclosed in its Current Report on Form 8-K filed on June 30, 2023 with the SEC, on June 30, 2023, Vital and Northern Oil and Gas, Inc. (“NOG”) completed the acquisition of the assets of Forge Energy II Delaware, LLC. Vital and NOG jointly acquired Forge’s oil and natural gas properties located in the Delaware Basin in Ward, Reeves and Pecos Counties. Vital acquired an undivided 70% interest in Forge’s oil and natural gas properties and NOG acquired the remaining undivided 30% interest in Forge’s oil and natural gas properties. Aggregate consideration, excluding the undivided 30.0% interest acquired by NOG, was $398.2 million, comprised of $391.6 million in cash after closing price adjustments and $6.6 million in transaction related expenses.
•Driftwood Acquisition: As previously disclosed in its Current Report on Form 8-K filed on April 3, 2023 with the SEC, on April 3, 2023, Vital completed the acquisition of interests in oil and natural gas leases and related property located in the Midland Basin from Driftwood Energy Operating, LLC. Aggregate consideration of approximately $117.0 million in cash, after closing price adjustments, 1.58 million shares of Vital’s common stock and $4.2 million in transaction related expenses.
The Unaudited Pro Forma Condensed Combined Balance Sheet as of September 30, 2023 gives effect to the PEP Acquisition, Henry Acquisition, Maple Acquisition, Tall City Acquisition, and Grey Rock Acquisition as if they had been completed on September 30, 2023. The Forge Acquisition and Driftwood Acquisition were completed prior to September 30, 2023 and therefore are reflected in the historical unaudited condensed consolidated balance sheet of Vital at September 30, 2023.
The Unaudited Pro Forma Condensed Combined Statements of Operations for the nine months ended September 30, 2023 and the year ended December 31, 2022 give effect to the PEP Acquisition and the Previous Acquisitions as if they had been completed on January 1, 2022. Assumptions and estimates underlying the pro forma adjustments are described in the accompanying notes, which should be read in conjunction with the unaudited pro forma condensed combined financial statements.
The unaudited pro forma condensed combined financial information is provided for illustrative purposes only and does not purport to represent what the actual consolidated results of operations or the consolidated financial position of Vital would have been had the PEP Acquisition and the Previous Acquisitions and related financing occurred on the dates noted above, nor are they necessarily indicative of future consolidated results of operations or consolidated financial position. Future results may vary significantly from the results reflected because of various factors. For income tax purposes, the PEP Acquisition and the Previous Acquisitions will each be treated as an asset purchase such that the tax bases in the assets and liabilities will generally reflect the allocated fair value at closing. In Vital’s opinion, all adjustments that are necessary to present fairly the unaudited pro forma condensed combined financial information have been made.
The unaudited pro forma condensed combined financial information does not reflect the benefits of potential cost savings or the costs that may be necessary to achieve such savings, opportunities to increase revenue generation or other factors that may result from the PEP Acquisition and the Previous Acquisitions and, accordingly, does not attempt to predict or suggest future results.

The unaudited pro forma financial statements have been developed from and should be read in conjunction with:
•The audited consolidated financial statements and accompanying notes of Vital contained in Vital’s Annual Report on Form 10-K for the year ended December 31, 2022;
•The unaudited consolidated financial statements and accompanying condensed notes contained in Vital’s Quarterly Reports on Form 10-Q for the quarterly period ended September 30, 2023;
•The audited financial statements and related notes of Forge as of December 31, 2022 and 2021 and for the years then ended, which are incorporated by reference from Exhibit 99.1 to Vital's Current Report on Form 8-K/A filed with the SEC on July 13, 2023;
•The unaudited condensed financial statements and related notes of Forge as of March 31, 2023, and for the three-month periods ended March 31, 2023 and 2022, which are incorporated by reference from Exhibit 99.2 to Vital's Current Report on Form 8-K/A filed with the SEC on July 13, 2023;
•The audited consolidated financial statements and related notes of Driftwood Energy Partners, LLC and its wholly-owned subsidiaries, Driftwood Energy Operating, LLC, Driftwood Energy Management, LLC and Driftwood Energy Intermediate, LLC (collectively, the "Driftwood Entities") as of December 31, 2022 and 2021 and for the years then ended, which are incorporated by reference from Exhibit 99.1 to Vital’s Current Report on Form 8-K/A filed with the SEC on June 15, 2023;
•The unaudited consolidated financial statements and related notes of the Driftwood Entities as of March 31, 2023, and for the three-month periods ended March 31, 2023 and 2022, which are incorporated by reference from Exhibit 99.2 to Vital’s Current Report on Form 8-K/A filed with the SEC on June 15, 2023;
•The unaudited pro forma condensed combined financial information of Vital as of the year ended December 31, 2022, which is incorporated by reference from Exhibit 99.3 to Vital’s Current Report on Form 8-K/A filed with the SEC on June 15, 2023;
•The unaudited pro forma condensed combined financial information of Vital as of the year ended December 31, 2022, which are incorporated by reference from Exhibit 99.1 to Vital’s Current Report on Form 8-K/A filed with the SEC on August 22, 2023;
•The unaudited pro forma condensed combined financial information of Vital as of the year ended December 31, 2022, and the nine months ended September 30, 2023, which are incorporated by reference from Exhibit 99.8 to Vital’s Current Report on Form 8-K/A filed with the SEC on December 22, 2023;
•The audited financial statements and related notes of Maple Energy Holdings, LLC (“Maple”) as of December 31, 2022 and 2021 and for the years then ended, which are incorporated by reference from Exhibit 99.4 to Vital’s Current Report on Form 8-K/A filed with the SEC on September 13, 2023;
•The unaudited financial statements and related notes of Maple as of September 30, 2023 and for the nine-month periods ended September 30, 2023 and 2022, which are incorporated by reference from Exhibit 99.5 to Vital’s Current Report on Form 8-K/A filed with the SEC on December 22, 2023;
•The audited consolidated financial statements and related notes of Henry Energy LP (“Henry”) as of December 31, 2022, 2021 and 2020 and for the years then ended, which are incorporated by reference from Exhibit 99.2 to Vital’s Current Report on Form 8-K/A filed with the SEC on September 13, 2023;
•The unaudited condensed consolidated financial statements and related notes of Henry as of September 30, 2023 and for the nine-month periods ended September 30, 2023 and 2022, which are incorporated by reference from Exhibit 99.6 to Vital’s Current Report on Form 8-K/A filed with the SEC on December 22, 2023;
•The audited consolidated financial statements and related notes of Tall City Exploration III LLC (“Tall City”) Subsidiaries as of December 31, 2022 and 2021 and for the years then ended, which are incorporated by reference from Exhibit 99.6 to Vital’s Current Report on Form 8-K/A filed with the SEC on September 13, 2023;

•The unaudited consolidated financial statements and related notes of Tall City as of September 30, 2023 and for the nine-month periods ended September 30, 2023 and 2022, which are incorporated by reference from Exhibit 99.7 to Vital’s Current Report on Form 8-K/A filed with the SEC on December 22, 2023;
•The unaudited statements of revenue and direct operating expenses and related notes of certain properties of Granite Ridge Resources, Inc. operated by Henry Energy LP as of September 30, 2023 and for the nine-month periods ended September 30, 2023 and 2022, and the audited statements of revenues and direct operating expenses and related notes of certain properties of Granite Ridge Resources, Inc. operated by Henry Energy LP as of December 31, 2022 and 2021 and for the years then ended, which are incorporated by reference from Exhibit 99.2 to Vital’s Current Report on Form 8-K/A filed with the SEC on December 22, 2023;
•The unaudited statements of revenues and direct operating expenses and the related notes of GREP IV-A Permian LLC operated by Henry Energy LP for the nine-month period ended September 30, 2023, which are incorporated by reference from Exhibit 99.3 to Vital’s Current Report on Form 8-K/A filed with the SEC on December 22, 2023;
•The unaudited statements of revenues and direct operating expenses and the related notes of GREP IV-B Permian LLC operated by Henry Energy LP for the nine-month period ended September 30, 2023, which are incorporated by reference from Exhibit 99.4 to Vital’s Current Report on Form 8-K/A filed with the SEC on December 22, 2023;
•The audited combined financial statements and related notes of PEP HPP Jubilee SPV LLC, PEP PEOF Dropkick SPV, LLC, PEP HPP Dropkick SPV LLC, and HPP Acorn SPV LLC (collectively, the "PEP Subject Companies") as of December 31, 2022 and 2021 and for the years then ended, which are included elsewhere in this filing; and
•The unaudited condensed combined financial statements and related notes of the PEP Subject Companies as of September 30, 2023 and for the nine-month periods ended September 30, 2023 and 2022, which are included elsewhere in this filing.

Vital Energy, Inc.
Pro forma condensed combined balance sheets
As of September 30, 2023
(in thousands)
(Unaudited)

	Historical		Transaction accounting adjustments
		PEP Subject	Conforming		Acquisition		Pro forma
	Vital(1)	Companies	and reclass		Adjustments		combined
Assets
Current assets:
Cash and cash equivalents	$293,037	$3,511	$(3,511)	(a)	$(1,000)	(c)	$292,037
Due from affiliate	—	1,858	(1,858)	(a)			—
Accounts receivable, net	199,838	4,402	(4,402)	(a)			199,838
Derivatives	3,775	—					3,775
Other current assets	20,900	—					20,900
Total current assets	517,550	9,771	(9,771)		(1,000)		516,550
Property and equipment:
Oil and natural gas properties:
Evaluated properties – full cost method	11,569,300	—			78,738	(d)	11,649,038
					1,000	(c)
Unevaluated properties not being depleted – full cost method	227,835	—					227,835
Less: accumulated depletion and impairment	(7,616,830)	—					(7,616,830)
Oil and natural gas property and equipment, based on full-cost method of accounting, net	—	117,673	(117,673)	(b)			—
Oil and natural gas properties, net	4,180,305	117,673	(117,673)		79,738		4,260,043
Midstream and other fixed assets, net	142,251	—	—				142,251
Property and equipment, net	4,322,556	117,673	(117,673)		79,738		4,402,294
Derivatives	27,163	—					27,163
Operating lease right-of-use assets	143,634	—					143,634
Deferred income taxes	220,382	—					220,382
Other noncurrent assets, net	23,482	—					23,482
Total assets	$5,254,767	$127,444	$(127,444)		$78,738		$5,333,505
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable and accrued liabilities	$106,376	$1,060	$(1,060)	(a)			$106,376
Accrued capital expenditures	74,149	—					74,149
Undistributed revenue and royalties	225,360	—					225,360
Derivatives	106,767	—					106,767
Derivative financial instrument	—	6,671	(6,671)	(a)			—
Drilling advances	6,696	—					6,696
Operating lease liabilities	57,264	—					57,264
Other current liabilities	71,984	—					71,984
Total current liabilities	648,596	7,731	(7,731)		—		648,596

	Historical		Transaction accounting adjustments
		PEP Subject	Conforming		Acquisition		Pro forma
	Vital(1)	Companies	and reclass		Adjustments		combined
Long-term debt, net	1,926,966	—					1,926,966
Due to affiliate, long-term		3,674	(3,674)	(a)			—
Asset retirement obligations	81,553	591	(591)	(a)			81,553
Operating lease liabilities	83,501	—	—				83,501
Derivatives	5,885	—					5,885
Derivative financial instrument	—	3,458	(3,458)	(a)			—
Other noncurrent liabilities	6,853	—	—				6,853
Total liabilities	2,753,354	15,454	(15,454)		—		2,753,354
Commitments and contingencies
Stockholders' equity:
Preferred stock	69	—			10	(e)	79
Common stock	293	—			9	(f)	302
Additional paid-in capital	3,737,814	—			41,674	(e)	3,816,533
					37,045	(f)
Accumulated deficit	(1,236,763)	—					(1,236,763)
Members' equity	—	111,990	(111,990)	(a)			—
Total stockholders' equity	2,501,413	111,990	(111,990)		78,738		2,580,151
Total liabilities and stockholders' equity	$5,254,767	$127,444	$(127,444)		$78,738		$5,333,505
______________________________________________________________________________
(1)Vital's historical balance sheet, as shown in the table above, includes the effects of pro forma adjustments for the Previous Acquisitions as presented in Exhibit 99.8 to Vital's Current Report on Form 8-K/A filed with the SEC on December 22, 2023, and incorporated by reference into these unaudited pro forma condensed combined financial statements.

Vital Energy, Inc.
Pro forma condensed combined statements of operations
For the nine months ended September 30, 2023
(in thousands, except per share data)
(Unaudited)

	Historical		Transaction accounting adjustments
		PEP Subject	Conforming		Acquisition		Pro forma
	Vital(1)	Companies	and reclass		Adjustments		combined
Revenues:
Oil sales	$1,459,812	$—	$28,856	(a)			$1,488,668
NGL sales	154,862	—	48	(a)			154,910
Natural gas sales	73,667	—	4,856	(a)			78,523
Crude oil, natural gas, and NGL sales, net	—	33,760	(33,760)	(a)			—
Loss on derivatives, net	—	(3,822)	3,822	(b)			—
Sales of purchased oil	14,192	—					14,192
Water disposal fees and pipeline income	7,480	—					7,480
Other operating revenues	3,526	—					3,526
Total revenues	1,713,539	29,938	3,822		—		1,747,299
Costs and expenses:
Lease operating expenses	330,456	—	14,813	(c)			345,269
Lease operating and workover	—	14,813	(14,813)	(c)			—
Production and ad valorem taxes	100,437	—	1,693	(d)			102,130
Severance taxes	—	1,693	(1,693)	(d)			—
Gathering, processing, and transportation expenses	8,416	—					8,416
Transportation and marketing expenses	32,391	—					32,391
Costs of purchased oil	14,856	—					14,856
General and administrative	94,576	2,481					97,057
Depletion, depreciation and amortization	451,391	8,836	(8,836)	(e)	5,853	(h)	457,244
Accretion	—	34	(34)	(f)			—
Other operating expenses, net	10,521	—			48	(f)	10,569
Total costs and expenses	1,043,044	27,857	(8,870)		5,901		1,067,932
Gain on disposal of assets, net	540	—	—				540
Operating income (loss)	671,035	2,081	12,692		(5,901)		679,907
Non-operating income (expense):
Loss on derivatives, net	(134,241)	—	(3,822)	(b)			(138,063)
Interest expense	(132,987)	(192)	192	(g)			(132,987)
Other income, net	2,595	—					2,595
Total non-operating income (expense), net:	(264,633)	(192)	(3,630)		—		(268,455)
Income (loss) before income taxes	406,402	1,889	9,062		(5,901)		411,452
Income tax (expense) benefit:
Current	(2,298)	—			—		(2,298)
Deferred	107,308	—			(6,426)	(i)	100,882
Total income tax (expense) benefit	105,010	—			(6,426)		98,584
Net income (loss)	$511,412	$1,889	$9,062		$(12,327)		$510,036
Preferred stock dividends	(5,790)						(6,628)
Income available to common shareholders	505,622						503,408

	Historical		Transaction accounting adjustments
		PEP Subject	Conforming	Acquisition		Pro forma
	Vital(1)	Companies	and reclass	Adjustments		combined

Net income per common share:
Basic	$20.07					$19.31
Diluted	$15.85					$14.95
Weighted-average common shares outstanding:
Basic	25,192				(j)	26,071
Diluted	32,257				(j)	34,116
______________________________________________________________________________
(1)Vital's historical statement of operations for the nine months ended September 30, 2023, as shown in the table above, includes the effects of pro forma adjustments for the Previous Acquisitions as presented in Exhibit 99.8 to Vital's Current Report on Form 8-K/A filed with the SEC on December 22, 2023, and incorporated by reference into these unaudited pro forma condensed combined financial statements.

Vital Energy, Inc.
Pro forma condensed combined statements of operations
For the year ended December 31, 2022
(in thousands, except per share data)
(Unaudited)

	Historical		Transaction accounting adjustments
		PEP Subject	Conforming		Acquisition		Pro forma
	Vital(1)	Companies	and reclass		Adjustments		combined
Revenues:
Oil sales	$2,140,546	$—	$67,413	(a)			$2,207,959
NGL sales	336,484	—	111	(a)			336,595
Natural gas sales	280,629	—	15,514	(a)			296,143
Crude oil, natural gas, and NGL sales, net	—	83,038	(83,038)	(a)			—
Loss on derivatives, net	—	(19,890)	19,890	(b)			—
Sales of purchased oil	119,408	—					119,408
Water disposal fees and pipeline income	9,703						9,703
Other operating revenues	7,897	—					7,897
Total revenues	2,894,667	63,148	19,890		—		2,977,705
Costs and expenses:
Lease operating expenses	320,066		18,465	(c)			338,531
Lease operating and workover	—	18,465	(18,465)	(c)			—
Production and ad valorem taxes	162,390	—	4,292	(d)			166,682
Severance taxes	—	4,292	(4,292)	(d)			—
Transportation and marketing expenses	59,154	—					59,154
Costs of purchased oil	122,118	—					122,118
General and administrative	103,363	5,145					108,508
Organizational restructuring expenses	10,420	—					10,420
Depletion, depreciation and amortization	494,831	14,759	(14,759)	(e)	10,377	(h)	505,208
Accretion expense	—	46	(46)	(f)			—
Impairment expense	40	—					40
Other operating expenses, net	14,205	—			66	(f)	14,271
Total costs and expenses	1,286,587	42,707	(14,805)		10,443		1,324,932
Loss on disposal of assets, net	(1,079)	—	—		—		(1,079)
Operating income (loss)	1,607,001	20,441	34,695		(10,443)		1,651,694
Non-operating income (expense):
Loss on derivatives, net	(363,770)	—	(19,890)	(b)			(383,660)
Interest expense	(187,557)	(492)	492	(g)			(187,557)
Loss on extinguishment of debt, net	(1,459)	—					(1,459)
Other income, net	1,167	—					1,167
Total non-operating income (expense), net:	(551,619)	(492)	(19,398)		—		(571,509)
Income (loss) before income taxes	1,055,382	19,949	15,297		(10,443)		1,080,185
Income tax (expense) benefit:
Current	(6,121)	—			—	(i)	(6,121)
Deferred	331	—			—		331
Total income tax (expense) benefit	(5,790)	—	—		—		(5,790)
Net income (loss)	$1,049,592	$19,949	$15,297		$(10,443)		$1,074,395
Preferred stock dividends	(7,663)						(8,740)
Income available to common shareholders	$1,041,929						$1,065,655

	Historical		Transaction accounting adjustments
		PEP Subject	Conforming	Acquisition		Pro forma
	Vital(1)	Companies	and reclass	Adjustments		combined
Net income per common share:
Basic	$40.39					$39.95
Diluted	$31.84					$30.85
Weighted-average common shares outstanding:
Basic	25,797				(j)	26,676
Diluted	32,963				(j)	34,822
______________________________________________________________________________
(1)Vital's historical statement of operations for the year ended December 31, 2022, as shown in the table above, includes the effects of pro forma adjustments for the Previous Acquisitions as presented in Exhibit 99.8 to Vital's Current Report on Form 8-K/A filed with the SEC on December 22, 2023, and incorporated by reference into these unaudited pro forma condensed combined financial statements.

Vital Energy, Inc.
Notes to unaudited pro forma condensed combined financial information
1. Basis of Presentation
The accompanying unaudited pro forma condensed combined financial statements were prepared based on the historical consolidated financial statements of Vital and the historical consolidated financial statements of the PEP Subject Companies. The PEP Acquisition has been accounted for as an asset acquisition in accordance with ASC 805. The fair value of the consideration paid by Vital and allocation of that amount to the underlying assets acquired, on a relative fair value basis, will be recorded on Vital’s books as of the date of the closing of the PEP Acquisition. Additionally, costs directly related to the PEP Acquisition are capitalized as a component of the purchase price. Certain of the PEP Subject Companies’ historical amounts have been reclassified to conform to the financial statement presentation of Vital. Additionally, adjustments have been made to PEP Subject Companies’ historical financial information to remove certain assets and liabilities retained by them.
The unaudited pro forma condensed combined statements of operations for the nine months Ended September 30, 2023 and the Year Ended December 31, 2022 were prepared assuming the PEP Acquisition occurred on January 1, 2022. The Unaudited Pro Forma Condensed Combined Balance Sheet as of September 30, 2023 was prepared as if the PEP Acquisition had occurred on September 30, 2023.
The unaudited pro forma condensed combined financial information and related notes are presented for illustrative purposes only. If the PEP Acquisition and other transactions contemplated herein had occurred in the past, the Company’s operating results might have been materially different from those presented in the unaudited pro forma condensed combined financial information. The unaudited pro forma condensed combined financial information should not be relied upon as an indication of operating results that the Company would have achieved if the PEP Acquisition and other transactions contemplated herein had taken place on the specified date. In addition, future results may vary significantly from the results reflected in the unaudited pro forma condensed combined financial statement of operations and should not be relied upon as an indication of the future results the Company will have after the contemplation of the PEP Acquisition and the other transactions contemplated by the unaudited pro forma condensed combined financial information. In Vital’s opinion, all adjustments that are necessary to present fairly the unaudited pro forma condensed combined financial information have been made.
2.Consideration and Purchase Price Allocation
The preliminary allocation of the total purchase price in the PEP Acquisition is based upon management’s estimates and assumptions related to the fair value of assets to be acquired and liabilities to be assumed as of the closing date of the transaction using currently available information and market data. Because the unaudited pro forma condensed combined financial information has been prepared based on these preliminary estimates, the final purchase price allocation and the resulting effect on financial position and results of operations may differ significantly from the pro forma amounts included herein.
The preliminary purchase price allocation is subject to change due to several factors, including but not limited to changes in the estimated fair value of assets acquired and liabilities assumed as of the closing date of the transaction, which could result from changes in future oil and natural gas commodity prices, reserve estimates, interest rates, as well as other factors.

Vital Energy, Inc.
Notes to unaudited pro forma condensed combined financial information
The consideration transferred and the relative fair value of assets acquired and liabilities assumed by Vital are as follows (in thousands, except share amounts and share stock price):

Consideration:
Shares of Vital common stock issued	878,690
Vital common stock price as of February 2, 2024	$42.17
Common stock consideration	$37,054

Shares of Vital preferred stock issued	980,272
Vital preferred stock price as of February 2, 2024	$42.17
Preferred Stock consideration	$41,338
Fair value of Preferred Stock dividends	346
Fair Value of Preferred Stock	41,684

Direct transaction costs	1,000
Total consideration	$79,738

Relative fair value of assets acquired:
Oil and natural gas properties	79,738
Amount attributable to assets acquired	$79,738
The fair value measurements of assets acquired are based on inputs that are not observable in the market and therefore represent Level 3 inputs. The fair value of oil and natural gas properties were measured using the discounted cash flow technique of valuation.
Significant unobservable inputs included future commodity prices adjusted for differentials, projections of estimated quantities of recoverable reserves, forecasted production based on decline curve analysis, estimated timing and amount of future operating and development costs, and a weighted average cost of capital.
3.Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet and Unaudited Pro Forma Condensed Combined Statements of Operations
The unaudited pro forma condensed combined financial information has been compiled in a manner consistent with the accounting policies adopted by Vital. Actual results may differ materially from the assumptions and estimates contained herein.
The pro forma adjustments are based on currently available information and certain estimates and assumptions that Vital believes provide a reasonable basis for presenting the significant effects of the PEP Acquisition. General descriptions of the pro forma adjustments are provided below.

Vital Energy, Inc.
Notes to unaudited pro forma condensed combined financial information
Unaudited Pro Forma Condensed Combined Balance Sheet
The following adjustments were made in the preparation of the unaudited pro forma condensed combined balance sheet as of September 30, 2023:
(a)Adjustment to remove assets and liabilities not acquired as part of the PEP Acquisition, including historical book equity.
(b)Adjustment to eliminate the historical net book value of the PEP Subject Companies' oil and natural gas properties as of September 30, 2023.
(c)Adjustment for the payment of estimated transaction costs incurred for the PEP Acquisition.
(d)Adjustment to reflect the fair value of the assets acquired.
(e)Adjustment for the issuance of 980,272 shares of Preferred Stock, net of closing adjustments, pursuant to the PEP Purchase Agreement, based on Preferred Stock to be issued multiplied by the fair value per share of Preferred Stock of $42.17, determined as of February 2, 2024, plus the present value of anticipated preferred dividends.
(f)Adjustment to reflect the issuance of 878,690 shares of Vital common stock, net of closing adjustments, pursuant to the PEP Purchase Agreement, based on the February 2, 2024 closing price of Vital of $42.17 per common share.
Unaudited Pro Forma Condensed Combined Statements of Operations
The following adjustments were made in the preparation of the unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 2023, and the year ended December 31, 2022:
(a)Adjustments to conform PEP Subject Companies' revenue presentation to the presentation of revenues by Vital.
(b)Adjustment to conform PEP Subject Companies' presentation of historical derivative gains and losses to the presentation by Vital.
(c)Adjustment to conform PEP Subject Companies' historical lease operating and workover expense to the presentation by Vital.
(d)Adjustment to conform PEP Subject Companies' historical severance taxes to the presentation by Vital.
(e)Adjustment to remove the historical amount of PEP Subject Companies' depletion, depreciation, and amortization.
(f)Adjustment to remove historical accretion expense of PEP Subject Companies associated with asset retirement obligations and recalculate accretion expense based upon estimated fair value.
(g)Adjustment to remove PEP Subject Companies' historical interest expense.
(h)Represents depreciation, depletion, and amortization expense resulting from the change in basis of property and equipment acquired as a result of the PEP Acquisition. The depletion adjustment was calculated using the unit-of-production method under the full cost method of accounting using estimated proved reserves and production volumes attributable to the acquired assets.
(i)The adjustment pertains to estimated income tax considerations associated with the PEP Acquisition. This entity was previously held within a flow-through structure, making it exempt from federal income taxes. In the 2022 pro forma income statement, Vital maintained a full valuation allowance for federal deferred tax assets. The income tax expense generated from the PEP Acquisition at the effective tax rate of 21.5% was fully offset in 2022 by Vital’s existing valuation allowance. For the 2023 pro forma income statement, income tax expenses for the PEP Acquisition is recorded at an effective tax rate of 21.5%.     Additionally, the release of the valuation allowance, which occurred in the third quarter 2023 for Vital, was adjusted to account for the impact of the 2022 valuation allowance impact from the PEP Acquisition.

Vital Energy, Inc.
Notes to unaudited pro forma condensed combined financial information
(j)The following table provides reconciliation between basic and diluted net income for the nine months ended September 30, 2023 and year ended December 31, 2022 (in thousands, except per share amounts):

	Three Months Ended		Year Ended
	September 30, 2023		December 31, 2022
	Historical	Pro-Forma	Historical	Pro-Forma
Net income	$511,412	$510,036	$1,049,592	$1,074,395
Less: Preferred dividends	(5,790)	(6,628)	(7,663)	(8,740)
Net income available to common shareholders	505,622	503,408	1,041,929	1,065,655
Weighted-average common shares outstanding:
Basic	25,192	26,071	25,797	26,676
Dilutive non-vested restricted stock	93	93	183	183
Dilutive non-vested performance awards	1	1	12	12
DIlutive preferred stock	6,971	7,951	6,971	7,951
Diluted	32,257	34,116	32,963	34,822
Net income per share:
Basic	$20.07	$19.31	$40.39	$39.95
Diluted	$15.85	$14.95	$31.84	$30.85

Vital Energy, Inc.
Notes to unaudited pro forma condensed combined financial information
Supplemental Unaudited Pro Forma Combined Oil and Natural Gas Reserves and Standardized Measure Information
The following tables set forth information with respect to the historical and pro forma combined estimated oil and natural gas reserves as of December 31, 2022 for Vital and the PEP Subject Companies. The reserve information of Vital and the PEP Subject Companies have been prepared by independent petroleum engineers Ryder Scott Company, L.P. and Cawley, Gillespie & Associates, Inc., respectively. The following unaudited pro forma combined proved reserve information is not necessarily indicative of the results that might have occurred had the PEP Acquisition taken place on January 1, 2022, nor is it intended to be a projection of future results. The accuracy of any reserve estimate is a function of the quality of available data and of engineering and geological interpretation and judgment. Periodic revisions or removals of estimated reserves and future cash flows may be necessary as a result of a number of factors, including reservoir performance, new drilling, crude oil and natural gas prices, changes in costs, technological advances, new geological or geophysical data, changes in business strategies, or other economic factors. Accordingly, proved reserve estimates may differ significantly from the quantities of crude oil and natural gas ultimately recovered. For both Vital and the PEP Subject Companies the reserve estimates shown below were determined using the average first day of the month price for each of the preceding 12 months for oil and natural gas for the year ended December 31, 2022.

Estimated oil and natural gas reserves
	As of December 31, 2022
	Vital(1)	PEP Subject Companies	Pro forma combined
Estimated proved developed reserves:
Oil (MBbl)	127,550	5,458	133,008
Natural gas (MMcf)	653,871	22,485	676,356
Natural gas liquids (MBbl)	100,530	—	100,530
Total equivalent reserves (Mboe)(2)	337,059	9,206	346,265
Estimated proved undeveloped reserves:
Oil (MBbl)	148,608	963	149,571
Natural gas (MMcf)	411,119	3,669	414,788
Natural gas liquids (MBbl)	75,473	—	75,473
Total equivalent reserves (Mboe)(2)	292,603	1,575	294,178
Estimated proved reserves:
Oil (MBbl)	276,158	6,421	282,579
Natural gas (MMcf)	1,064,990	26,154	1,091,144
Natural gas liquids (MBbl)	176,003	—	176,003
Total equivalent reserves (Mboe)(2)	629,661	10,780	640,441
______________________________________________________________________________
(1)Vital's historical estimated oil and natural gas reserves as of December 31, 2022, as shown in the table above, includes the effects of pro forma adjustments for the Previous Acquisitions as presented in Exhibit 99.8 to Vital's Current Report on Form 8-K/A filed with the SEC on December 22, 2023, and incorporated by reference into these unaudited pro forma condensed combined financial statements.
(2)BOE is calculated using a conversion rate of six Mcf per one Bbl.

Vital Energy, Inc.
Notes to unaudited pro forma condensed combined financial information
The following table presents the standardized measure of discounted future net cash flows relating to the proved crude oil and natural gas reserves of Vital and of the properties acquired in the PEP Acquisition on a pro forma combined basis as of December 31, 2022. The pro forma combined standardized measure shown below represents estimates only and should not be construed as the market value of either PEP’s crude oil and natural gas reserves or the acquired crude oil and natural gas reserves attributable to the PEP Acquisition.

Standardized measure of discounted future cash flows
(in thousands)
	As of December 31, 2022
	Vital(1)	PEP Subject Companies	Tax Adjustment	Pro forma combined
Oil and gas producing activities:
Future cash inflows	$37,335,461	$805,213	$—	$38,140,674
Future production costs	(9,962,368)	(302,756)	—	(10,265,124)
Future development costs	(3,931,676)	(31,994)	—	(3,963,670)
Future income tax expense	(3,987,305)	(4,227)	(81,165)	(4,072,697)
Future net cash flows	19,454,112	466,236	(81,165)	19,839,183
10% discount for estimated timing of cash flows	(10,026,612)	(209,159)	34,971	(10,200,800)
Standardized measure of discounted future net cash flows	$9,427,500	$257,077	$(46,194)	$9,638,383
______________________________________________________________________________
(1)Vital's historical standardized measure of discounted future cash flows as of December 31, 2022, as shown in the table above, includes the effects of pro forma adjustments for the Previous Acquisitions as presented in Exhibit 99.8 to Vital's Current Report on Form 8-K/A filed with the SEC on December 22, 2023, and incorporated by reference into these unaudited pro forma condensed combined financial statements.

Vital Energy, Inc.
Notes to unaudited pro forma condensed combined financial information
The following table sets forth the changes in the standardized measure of discounted future net cash flows attributable to estimated net proved crude oil and natural gas reserves of Vital and the PEP Subject Companies on a pro forma combined basis for the year ending December 31, 2022:

Changes in standardized measure of discounted future net cash flows
(in thousands)
	As of December 31, 2022
	Vital(1)	PEP Subject Companies	Tax Adjustment	Pro forma combined
Standardized measure of discounted future net cash flows, beginning of year	$7,274,233	$144,885	$(21,906)	$7,397,212
Changes in the year resulting from:
Sales, less production costs	(2,229,770)	(60,281)	—	(2,290,051)
Revisions of previous quantity estimates	(1,403,121)	20,409	—	(1,382,712)
Extensions, discoveries and other additions	1,442,244	48,779	—	1,491,023
Net change in prices and production costs	4,739,394	81,523	—	4,820,917
Changes in estimated future development costs	(435,938)	(948)	—	(436,886)
Previously estimated development incurred capital expenditures during the period	628,981	5,320	—	634,301
Acquisitions of reserves in place	62,672	4,760	—	67,432
Divestitures of reserves in place	(201,774)	—	—	(201,774)
Accretion of discount	825,835	14,614	—	840,449
Net change in income taxes	(862,899)	(839)	(24,288)	(888,026)
Timing differences and other	(412,357)	(1,145)	—	(413,502)
Standardized measure of discounted future net cash flows, end of year	$9,427,500	$257,077	$(46,194)	$9,638,383
______________________________________________________________________________
(1)Vital's historical changes in standardized measure of discounted future net cash flows as of December 31, 2022, as shown in the table above, includes the effects of pro forma adjustments for the Previous Acquisitions as presented in Exhibit 99.8 to Vital's Current Report on Form 8-K/A filed with the SEC on December 22, 2023, and incorporated by reference into these unaudited pro forma condensed combined financial statements.